Registration Statement No. 333-2787

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1

                                       To

                      The Captioned Registration Statement
                                       on
                                    Form S-3

                             ----------------------
                             COLUMBUS ENERGY CORP.
               (Exact name of Registrant as specified in Charter)
                             ----------------------

COLORADO                            84-0891713                    1330
(State or other                   I.R.S Employer           (Standard Industrial
Jurisdiction of                Identification No.       Classification Code No.)
incorporation or
organization

                           1660 Lincoln Street, #2400
                             Denver, Colorado 80264
                                 (303) 861-5252

          (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                            Harry A. Trueblood, Jr.
                           1660 Lincoln Street, #2400
                             Denver, Colorado 80264
                                 (303) 861-5252

                   (Names, addresses, including zip codes and telephone number, including area code, of agent for service)

             ------------------------------------------------------

     The purpose of this Post-Effective Amendment No. 1 to the captioned Registration Statement is to deregister the shares unsold under this Registration Statement. Of the 368,072 shares which were offered, 21,853 shares have been sold and the remaining 346, 219 shares are hereby deregistered.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on the 17th day of June, 1997.

                                             COLUMBUS ENERGY CORP.




                                             By:/S/ Harry A. Trueblood, Jr.
                                                 ..............................
                                                Harry A. Trueblood, Jr.
                                                Chairman of the Board, President
                                                and Chief Executive Officer




ATTEST:

/S/  H.C. Gutjahr
 ........................
H.C.  Gutjahr Secretary

(SEAL)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                      DATE

     Principle Executive Officer

 /S/ Harry A. Trueblood, Jr.        Chairman of the Board               6/17/97
     .........................
     Harry A. Trueblood, Jr.

     Principle Financial and Accounting Officer

/S/ Ronald H. Beck                   Vice President                     6/17/97
    ..........................
    Ronald H. Beck

     Majority of Board of Directors

/S/ Clarence H. Brown                       Director                    6/17/97
    ..........................

/S/ J.M. Sonosky                            Director                    6/17/97
    ..........................

/S/ J. Samuel Butler                        Director                    6/17/97
    ..........................

/S/ Harry A. Trueblood, Jr.                 Director                    6/17/97
    ..........................


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